UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ivy NextShares

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Lamar Avenue Overland Park, Kansas	66202-4200
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Shares of beneficial interest, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-210814

Securities to be registered pursuant to Section 12(g) of the Act:

              None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, $0.001 par value, of the separate series (each, a “Fund”) of Ivy NextShares (the “Trust”) to be registered hereunder is set forth in Pre-Effective Amendment No. 3 to the Trust’s Registration Statement under the Securities Act of 1933 (Commission File No. 333-210814) and Amendment No. 3 to the Trust’s Registration Statement under the Investment Company Act of 1940 (Commission File No. 811-23155) on Form N-1A, as filed with the Securities and Exchange Commission on October 12, 2016, which description is incorporated herein by reference. The Trust’s Registration Statement was declared effective by the Securities and Exchange Commission on October 14, 2016.

The Funds to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
Ivy Focused Growth NextShares	81-2280427
Ivy Focused Value NextShares	81-2283578
Ivy Energy NextShares	81-2304443

Item 2.	Exhibits
1.	The Trust’s Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement (Commission Files No. 333-210814; 811-23155) on Form N-1A, as filed with the Securities and Exchange Commission on October 11, 2016.

2.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement (Commission Files No. 333-210814; 811-23155) on Form N-1A, as filed with the Securities and Exchange Commission on October 11, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 14th day of October, 2016.

IVY NEXTSHARES

By:	/s/ Philip J. Sanders
Name:	Philip J. Sanders
Title:	President